Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
925.924.5630
laura.graves@polycom.com

Press Contact:	Shawn Dainas
Polycom, Inc.
925.924.5676
shawn.dainas@polycom.com

Polycom Reports Q1 2012 Earnings

• Q1 Revenue Growth of 7 Percent Year-over-Year to $367 Million

• Year-over-Year Revenue Growth Across All Geographies and Product Lines

PLEASANTON, Calif. – April 18, 2012 – Polycom, Inc. (Nasdaq: PLCM), the global leader in open standards-based unified communications (UC), today reported its earnings for the first quarter ended March 31, 2012.

First quarter 2012 consolidated net revenues were $367 million, compared to $344 million for the first quarter of 2011. GAAP net income for the first quarter of 2012 was $15 million, or 8 cents per diluted share, compared to $34 million, or 19 cents per diluted share, for the same period last year. Non-GAAP net income for the first quarter of 2012 was $40 million, or 22 cents per diluted share, compared to non-GAAP net income of $43 million, or 24 cents per diluted share, for the first quarter of 2011. Note that the share and per share data for all periods presented in this release have been adjusted to reflect the two-for-one stock split that was effective July 1, 2011.

The reconciliation between GAAP net income and non-GAAP net income is provided in the tables at the end of this release.

“In Q1, we fell short of our original expectations and are taking corrective actions designed to improve our future performance. We believe that the overall UC market remains robust and that our strategy of providing the leading open, standards-based unified communications and video collaboration solutions is being embraced by our customers and our nearly 7,000 partners,” said Andrew Miller, Polycom President and CEO.

“Our performance across theaters was mixed and we are adjusting our expense profile accordingly, with an emphasis on sales enablement and bringing innovative and industry leading solutions to market,” said Eric Brown, Polycom’s Chief Operating Officer and Chief Financial Officer. “We continue to grow, and we generated $286 million in operating cash flow on a trailing 12 month basis, which represents more than 50 percent growth year over year.”

On a geographic basis, consolidated net revenues for the first quarter of 2012 were comprised of:

•	49 percent Americas, or $179 million, an increase of 2 percent year-over-year;

•	27 percent Europe, Middle East, and Africa (EMEA), or $100 million, an increase of 16 percent year-over-year; and

•	24 percent Asia Pacific, or $88 million, an increase of 7 percent year-over-year.

By product line, inclusive of its service component, consolidated net revenues for the first quarter of 2012 were comprised of:

•	UC Group Systems of $240 million, an increase of 5 percent year-over-year;

•	UC Personal Devices of $67 million, an increase of 8 percent year-over-year; and

•	UC Platform (Network Infrastructure) of $60 million, an increase of 12 percent year-over-year.

Q1 2012 Business Highlights

•

Launched new interoperable solutions with HP and Microsoft that combine Polycom® RealPresence® video solutions, HP Networking technology and services, and Microsoft Lync with joint reference architectures (HP and Polycom Rich Media Communications solution and HP AppSystem for Microsoft® Lync® with Polycom® RealPresence® Video)

•	Launched Polycom® RealPresence® Mobile software for Apple® iPhone® 4S and announced a new agreement to bring RealPresence Mobile to HTC smartphones and tablets

•

Jointly announced with Ericsson, a standards-based, HD visual communications solution to enable telecom operators to deliver Video-as-a-Service (VaaS) offerings to enterprises, which is expected to be in trials mid-2012 with general availability by the end of 2012

•

Announced Polycom® RealPresence® Cloud, a wholesale, carrier-ready offering to enable service providers to quickly bring to market VaaS offerings. RealPresence Cloud solutions are designed specifically for service providers to equip them with the carrier-grade infrastructure, endpoints, and services they need to offer businesses of all sizes subscription-based solutions for video collaboration

•

Entered into an agreement with Lenovo to deliver Polycom® RealPresence® HD video and HD Voice™ solutions on Lenovo laptops and tablets. Lenovo will offer select ThinkPad® tablets and laptops that are certified Polycom-ready, specifically for Polycom RealPresence Mobile and Polycom® RealPresence® Desktop software

Business Outlook as of April 16, 2012

The following forward-looking statements, as well as those made above, reflect expectations as of April 16, 2012. Polycom assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors detailed in this release and in Polycom’s annual and quarterly SEC filings.

Second Quarter Fiscal Year 2012 Expectations – Ending June 30, 2012

•	Net revenues are expected to be approximately $367 million to $377 million.

•	GAAP diluted earnings per share is expected to be approximately $0.03 to $0.05.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.20 to $0.22.

•	For purposes of calculating estimated second quarter fiscal year 2012 diluted earnings per share, the Company used an estimated share count of approximately 182 million.

•	A reconciliation of our expected GAAP to non-GAAP diluted earnings per share is as follows:

	Low end of range	High end of range
GAAP net income per diluted share	$0.03	$0.05
Stock-based compensation expense	0.12	0.12
Amortization of purchased intangibles	0.03	0.03
Acquisition-related costs	0.01	0.01
Restructuring costs	0.05	0.05
Income tax effect of above adjustments	(0.04)	(0.04)

Non-GAAP net income per diluted share	$0.20	$0.22

Earnings Call Details

Polycom will hold a conference call today, April 18, 2012 at 5:00 p.m. ET/2:00 p.m. PT to discuss its first quarter financial results. Andrew Miller, President and CEO, and Eric Brown, Chief Operating Officer and Chief Financial Officer, will host the call. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the U.S. and Canada, you may participate by calling 800.736.7549 and for callers outside of the U.S. and Canada, by calling 212.231.2916. The pass code for the call is “Polycom”. A replay of the call will also be available at www.polycom.com or, for callers in the U.S. and Canada, at 800.633.8284 and for callers outside of the U.S. and Canada, at 402.977.9140. The access number for the replay is 21583526. A replay of the call will be available on www.polycom.com for at least 3 months.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the UC market as remaining robust, our strategy of offering open, standards-based UC and video collaboration solutions as being embraced by our customers and partners, continued growth, estimated product release dates, and estimates relating to Polycom’s second quarter 2012 guidance under the heading “Business Outlook as of April 16, 2012.” These forward-looking statements are preliminary estimates and expectations based on current information and are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with general economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products; increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; any disruptive impact to us that may result from new executive hires; continuing disruption to the business due to the realignment of the North America sales organization; our inability to achieve the expected results from adjustments being made to our expense profile; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom is the global leader in open standards-based unified communications (UC) solutions for telepresence, video, and voice, powered by the Polycom® RealPresence® Platform. The RealPresence Platform interoperates with the broadest range of business, mobile and social applications and devices. More than 400,000 organizations trust Polycom solutions to collaborate and meet face to face from any location for more productive and effective engagement with colleagues, partners, customers, specialists, and prospects. Polycom, together with its broad partner ecosystem, provides customers with the best total cost of ownership, interoperability, scalability, and security for video collaboration, whether on-premises, hosted or cloud delivered. Visit www.polycom.com or connect with Polycom on Twitter, Facebook, and LinkedIn.

© 2012 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011

Revenues:
Product revenues	$277,564	$285,469
Service revenues	89,904	58,696

Total revenues	367,468	344,165

Cost of revenues:
Cost of product revenues	114,526	111,987
Cost of service revenues	37,293	26,424

Total cost of revenues	151,819	138,411

Gross profit	215,649	205,754

Operating expenses:
Sales and marketing	113,679	100,621
Research and development	52,097	44,231
General and administrative	21,638	18,429
Amortization of purchased intangibles	3,387	1,382
Restructuring costs	2,923	2,578
Acquisition-related expenses	1,914	2,349

Total operating expenses	195,638	169,590

Operating income	20,011	36,164
Other expense, net	(1,787)	(1,279)

Income before provision for income taxes	18,224	34,885
Provision for income taxes	3,122	907

Net income	$15,102	$33,978

Net income per share:
Basic	$0.09	$0.19

Fully diluted	$0.08	$0.19

Number of shares used in computation of net income per share:
Basic	177,427	175,056

Fully diluted	180,488	180,600

POLYCOM, INC.

Reconciliation of GAAP to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011

GAAP net income	$15,102	$33,978
Amortization of purchased intangibles	6,446	4,668
Restructuring costs	2,923	2,578
Acquisition-related expenses	1,914	2,349
Stock-based compensation expense	18,146	10,255
Effect of stock-based compensation on warranty rates	188	111
Severance costs associated with CFO retirement	929	—
Legal costs associated with the indemnification of a former officer	115	1,168
Impairment of an investment in a private company	—	500
Benefit related to the resolution of a multi-year tax audit	—	(7,486)
Income tax effect of non-GAAP exclusions	(6,084)	(4,888)

Non-GAAP net income	$39,679	$43,233

GAAP earnings per share
Basic	$0.09	$0.19

Fully diluted	$0.08	$0.19

Non-GAAP earnings per share
Basic	$0.22	$0.25

Fully diluted	$0.22	$0.24

Number of shares used in computation of GAAP and non-GAAP earnings per share:
Basic	177,427	175,056
Fully diluted	180,488	180,600

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2012	December 31, 2011

ASSETS
Current assets
Cash and cash equivalents	$390,278	$375,441
Short-term investments	173,910	159,426
Trade receivables, net	211,189	219,557
Inventories	122,032	107,613
Deferred taxes	39,923	40,153
Prepaid expenses and other current assets	58,810	51,375

Total current assets	996,142	953,565
Property and equipment, net	134,435	130,047
Long-term investments	53,824	56,772
Goodwill and purchased intangibles	657,483	663,070
Deferred taxes	19,954	20,930
Other assets	19,678	20,421

Total assets	$1,881,516	$1,844,805

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$115,699	$113,922
Accrued payroll and related liabilities	31,429	40,650
Deferred revenue	150,818	143,091
Other accrued liabilities	50,354	61,502

Total current liabilities	348,300	359,165
Non-current liabilities
Deferred revenue	88,576	83,143
Taxes payable	16,995	16,845
Deferred taxes	2,263	2,274
Other non-current liabilities	14,292	13,262

Total liabilities	470,426	474,689
Stockholders’ equity	1,411,090	1,370,116

Total liabilities and stockholders’ equity	$1,881,516	$1,844,805

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011

Cash flows from operating activities:
Net income	$15,102	$33,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,438	12,512
Amortization of purchased intangibles	6,446	4,668
Provision for excess and obsolete inventories	2,310	2,490
Provision for doubtful accounts	250	—
Stock-based compensation expense	18,146	10,255
Impairment of private company investments	—	500
Excess tax benefits from stock-based compensation	(4,939)	(10,087)
Loss on disposals of property and equipment	233	581
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	8,118	(17,840)
Inventories	(16,729)	(4,904)
Deferred taxes	1,206	397
Prepaid expenses and other assets	(10,132)	(10,013)
Accounts payable	(855)	5,204
Taxes payable	4,632	2,986
Other accrued liabilities	(6,189)	14,867

Net cash provided by operating activities	32,037	45,594

Cash flows from investing activities:
Purchases of property and equipment	(15,800)	(14,848)
Purchases of investments	(92,355)	(62,491)
Proceeds from sale of investments	4,169	22,956
Proceeds from maturities of investments	76,900	74,855
Net cash received from (paid) in purchase acquisitions	85	(50,041)

Net cash used in investing activities	(27,001)	(29,569)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	14,607	26,945
Repurchase of common stock	(9,745)	(14,688)
Excess tax benefits from stock-based compensation	4,939	10,087

Net cash provided by financing activities	9,801	22,344

Net increase in cash and cash equivalents	14,837	38,369
Cash and cash equivalents, beginning of period	375,441	324,188

Cash and cash equivalents, end of period	$390,278	$362,557

POLYCOM, INC.

Reconciliations of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011

GAAP cost of revenues used in inventory turns	$151,819	$138,411
Stock-based compensation expense	(2,401)	(1,224)
Effect of stock-based compensation on warranty rates	(188)	(111)
Amortization of purchased intangibles	(3,059)	(3,286)

Non-GAAP cost of revenues used in inventory turns	$146,171	$133,790

GAAP gross profit	$215,649	$205,754
Stock-based compensation expense	2,401	1,224
Effect of stock-based compensation on warranty rates	188	111
Amortization of purchased intangibles	3,059	3,286

Non-GAAP gross profit	$221,297	$210,375

Non-GAAP gross profit margin	60.2%	61.1%
GAAP sales and marketing expense	$113,679	$100,621
Stock-based compensation expense	(7,693)	(4,824)

Non-GAAP sales and marketing expense	$105,986	$95,797

Non-GAAP sales and marketing expense as percent of revenues	28.8%	27.8%

GAAP research and development expense	$52,097	$44,231
Stock-based compensation expense	(4,775)	(2,400)

Non-GAAP research and development expense	$47,322	$41,831

Non-GAAP research and development expense as percent of revenues	12.9%	12.2%

GAAP general and administrative expense	$21,638	$18,429
Stock-based compensation expense	(3,277)	(1,807)
Severance costs associated with CFO retirement	(929)	—
Legal costs associated with the indemnification of a former officer	(115)	(1,168)

Non-GAAP general and administrative expense	$17,317	$15,454

Non-GAAP general and administrative expense as percent of revenues	4.7%	4.5%
GAAP total operating expenses	$195,638	$169,590
Stock-based compensation expense	(15,745)	(9,031)
Amortization of purchased intangibles	(3,387)	(1,382)
Restructuring costs	(2,923)	(2,578)
Acquisition-related expenses	(1,914)	(2,349)
Severance costs associated with CFO retirement	(929)	—
Legal costs associated with the indemnification of a former officer	(115)	(1,168)

Non-GAAP total operating expenses	$170,625	$153,082

Non-GAAP total operating expenses as percent of revenues	46.4%	44.5%
GAAP operating income	$20,011	$36,164
Stock-based compensation expense	18,146	10,255
Effect of stock-based compensation on warranty rates	188	111
Amortization of purchased intangibles	6,446	4,668
Restructuring costs	2,923	2,578
Acquisition-related expenses	1,914	2,349
Severance costs associated with CFO retirement	929	—
Legal costs associated with the indemnification of a former officer	115	1,168

Non-GAAP operating income	$50,672	$57,293

Non-GAAP operating margin	13.8%	16.6%

POLYCOM, INC.

Summary of Stock-Based Compensation Expense

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011

Cost of sales - product	$1,019	$642
Cost of sales - service	1,382	582

Stock-based compensation expense in cost of sales	2,401	1,224

Sales and marketing	7,693	4,824
Research and development	4,775	2,400
General and administrative	3,277	1,807

Stock-based compensation expense in operating expenses	15,745	9,031

Total stock-based compensation expense	$18,146	$10,255